UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 10, 2013

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2013, Global Axcess Corp., a Nevada corporation (the “Company”) and its subsidiaries entered into an Asset Purchase Agreement (the “ATM Asset Purchase Agreement”) with Financial Consulting & Trading International, Inc. (the “Purchaser”), whereby the Company and its subsidiaries would sell to Purchaser, and Purchaser would purchase and acquire from the Company and its subsidiaries, a majority of the assets of the Company and its subsidiaries. The entry by the Company into the ATM Asset Purchase Agreement was originally reported in Item 1.01(1) of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2013. The transaction is subject to Sections 105, 363 and 365 of Chapter 11, Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On September 10, 2013, the ATM Asset Purchase Agreement was amended by the parties and an order of approval of the sale was entered by the Bankruptcy Court. The amendments primarily related to an upward adjustment of the purchase price and the assumption of certain additional payment obligations by the Purchaser.

The ATM Asset Purchase Agreement, as amended, provides for consideration to be paid by Purchaser in the form of assumption of specified liabilities, including payables owed to certain of the Company’s suppliers, and payment in cash to the Company of $10,917,000, subject to a working capital adjustment. The ATM Asset Purchase Agreement, as amended, also provides for the payment of certain contractual obligations of the Company by the Purchaser (up to $232,000), the payment of obligations to certain key employees of the Company by the Purchaser (up to $320,000), and the payment of obligations to other employees of the Company by the Purchaser (up to $52,000). The transaction is subject to certain closing conditions as specified in the ATM Asset Purchase Agreement. The ATM Asset Purchase Agreement also provides for a break-up fee of $600,000, payable to the Purchaser by the Company upon the occurrence of certain events.

The Company’s DVD business assets were not transferred in the ATM Asset Purchase Agreement, and were the subject of a different disposition, as discussed in Item 2.01(2) of this Current Report on Form 8-K (this “Report”).

The ATM Asset Purchase Agreement, as amended, has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company or its subsidiaries. The ATM Asset Purchase Agreement contains representations and warranties that the parties to the ATM Asset Purchase Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in schedules that the Company provided in connection with execution of the ATM Asset Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the ATM Asset Purchase Agreement. Moreover, the representations and warranties in the ATM Asset Purchase Agreement (i) are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, (ii) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts, and (iii) were only made as of the date of the ATM Asset Purchase Agreement and are modified in important part by the underlying disclosure schedules. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the ATM Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the ATM Asset Purchase Agreement, as amended, including all exhibits attached thereto, is qualified in its entirety by reference to the text of the ATM Asset Purchase Agreement, a copy of which is attached to this Report as Exhibit 2.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

(1)          On September 27, 2013, the Company completed the sale of a majority of its assets to Financial Consulting & Trading International, Inc. (as more particularly described in Item 1.01 of this Report). The sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of Chapter 11, Title 11 of the United States Bankruptcy Code and was effected pursuant to the ATM Asset Purchase Agreement, as amended, and described in Item 1.01 of this Report.

In consideration for the sale of its assets, the Company received $10,917,000 in cash, subject to a working capital adjustment. In addition, the Purchaser assumed specified liabilities as set forth in the ATM Asset Purchase Agreement, including payables owed to certain of the Company’s suppliers.

(2)          On September 17, 2013, the Company completed the sale of its DVD assets to E.T. Video, Inc. (the “DVD Purchaser”), pursuant to an Asset Purchase Agreement (the “DVD Purchase Asset Purchase Agreement”). The sale was conducted pursuant to the provisions of Sections 105, 363 and 365 of Chapter 11, Title 11 of the United States Bankruptcy Code and was effected pursuant to the DVD Asset Purchase Agreement, as disclosed and described in Item 1.01 of the Company’s Current Report on Form 8-K, filed with the SEC on September 3, 2013.

In consideration for the sale of its DVD assets, the Company received $325,000 (with $50,000 payable upon execution and the balance payable upon closing).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2013, effective in connection with the closing of the ATM Asset Purchase Agreement, as described in Item 1.01 and Item 2.01(1) of this Report, Kevin L. Reager resigned as President of the Company.

Item 7.01	Regulation FD.

The Company’s management has noticed high trading volume in the Company’s common stock, $0.001 par value, following its filing of Chapter 11 with the Bankruptcy Court on August 5, 2013. Stockholders of a company in Chapter 11 generally receive value only if all claims of the company’s secured and unsecured creditors are fully satisfied. In this case, the Company’s management strongly believes that it is highly unlikely that all such claims will be fully satisfied. Accordingly, it is expected that the Company’s equity holders will experience a complete loss of their investment as a result of the Company’s Chapter 11 bankruptcy proceedings, as previously disclosed in the Company’s Form 8-K filed on August 6, 2013 and in its Form 10-K for the fiscal year ended December 31, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1*	Asset Purchase Agreement, entered August 5, 2013, as amended on September 10, 2013, by and between Global Axcess Corp. (and affiliates Nationwide Money Services, Inc., and EFT Integration, Inc.) and Financial Consulting & Trading International, Inc.

*The disclosure schedules and exhibits to the Asset Purchase Agreement are not being filed herewith. The Company agrees to furnish, supplementally, a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

Forward-Looking Statements

In addition to historical information, this Report contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Report are forward-looking statements. These statements speak only as of the date of this Report, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise.

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities. As previously disclosed in the Company’s risk factors set forth in its Form 10-K for the fiscal year ended December 31, 2012, as a result of the Company’s filing under Chapter 11 with the Bankruptcy Court, it is expected that the Company’s equity holders will experience a complete loss of their investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: October 1, 2013	By:	/s/ David Bagley
Name: David Bagley
Title: Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

2.1*	Asset Purchase Agreement, entered August 5, 2013, as amended on September 10, 2013, by and between Global Axcess Corp. (and affiliates Nationwide Money Services, Inc., and EFT Integration, Inc.) and Financial Consulting & Trading International, Inc.

*The disclosure schedules and exhibits to the Asset Purchase Agreement are not being filed herewith. The Company agrees to furnish, supplementally, a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.